President's and Treasurer's Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        Pursuant to 18 U.S.C. § 1350, the undersigned officer of Protective Investment Company (the "Company"), hereby certifies, to the best of his/her knowledge, that the Company's Report on Form N-CSR for the period ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 Dated:
August 29, 2003

Name: Carolyn King
Title: President

        This certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

President's and Treasurer's Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        Pursuant to 18 U.S.C. § 1350, the undersigned officer of Protective Investment Company (the "Company"), hereby certifies, to the best of his/her knowledge, that the Company's Report on Form N-CSR for the period ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 Dated:
September 2, 2003

Name: Kevin Borie
Title: Treasurer

        This certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.